EXHIBIT 1
                                                                     ---------
                                 GROUP AGREEMENT
                                 ---------------

                     THIS GROUP AGREEMENT ("Agreement"), dated as of July 18, 2000, is among International Specialty Products Inc. and the other parties signatory hereto (collectively, the "Investors") with respect to shares of common stock (the "Shares") of Life Technologies, Inc., a Delaware corporation (the "Company).

                                    RECITALS:

                     WHEREAS, as of the date hereof, each of the Investors owns or controls, directly or indirectly, that number of Shares set forth after its name on the signature pages to this Agreement;

                     WHEREAS, each of the Investors is party to one or more agreements with certain of the Investors with respect to Shares of the Company, which agreements have been described in certain Schedule 13D filings previously made by the applicable Investors (collectively, the "Previous Agreements"); and

                     WHEREAS, the Investors intend for the Previous Agreements to continue in full force and effect and, except as specifically set forth in this Agreement, nothing in this Agreement shall be deemed to supersede any of the terms of the Previous Agreements.

                     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                     1. Each Investor hereby represents and warrants to each of the other Investors that, as of the date hereof, such Investor owns or controls, directly or indirectly, that number of Shares set forth after such Investor's name on the signature pages to this Agreement.

                     2. Each of the Investors hereby agrees that until the earlier of (i) the closing date under, or the termination date of, the Agreement and Plan of Merger, dated as of July 7, 2000, between Invitrogen Corporation and the Company and (ii) December 31, 2000 (such earlier date being the "Termination Date"), such Investor shall not sell or otherwise dispose of any Shares, including, without limitation, pursuant to open market sales, privately negotiated transactions or tender offers, unless each of the other Investors mutually agrees to the contrary; provided, however, that Bear, Stearns & Co. Inc. shall be permitted to make sales of Shares pursuant to its market-making activities so long as Bear, Stearns continues to own at all times prior to the Termination Date no less than 300,000 Shares.

                     3. Each of the Investors hereby agrees that, until the Termination Date, with respect to any matter presented for a vote of the stockholders of the Company, it shall take all necessary or desirable actions within its control (including, without limitation, attendance at meetings in


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person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings) to vote or cause to be voted all of its Shares with respect to such matter in accordance with any written instruction signed by Investors holding at least 80% of the issued and outstanding Shares owned or controlled by the Investors and entitled to vote on such matter. If no such written instruction is given on any matter prior to the date of the vote, each Investor will abstain from voting on such matter.

                     4. Each of the Investors agrees to bear its own costs and expenses incurred in connection with its ownership of Shares, this Agreement and any transaction entered into pursuant to this Agreement; provided, however, that expenses incurred by any Investor for the common benefit of all Investors shall be shared by the Investors on a pro rata basis, subject to the limitation that no Investor shall be responsible for more than $5,000 in pro rata expenses pursuant hereto without their prior written consent. Each of the Investors hereby agrees to join with International Specialty Products Inc. in a Schedule 13D filing and any required amendments thereto.

                     5. Each of the Investors represents and warrants to each of the other Investors that, except for this Agreement and the Previous Agreements, such Investor is not a party to any other contract, understanding, relationship or arrangement with any other person or entity with respect to any equity securities of the Company requiring disclosure under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. Each of the Investors hereby agrees not to enter into any other such contract, understanding, relationship or arrangement prior to the Termination Date without the written consent of each of the other Investors.

6. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



                                                 [signature pages to follow]







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                     IN WITNESS WHEREOF, the undersigned has duly executed this
Agreement as of the date written above.


                             INTERNATIONAL SPECIALTY PRODUCTS INC.

                             By:    /s/ Susan B. Yoss
                                  --------------------------------------------
                                  Name: Susan B. Yoss
                                  Title: Senior Vice President and Treasurer

                             Shares owned:  3,506,270











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                     IN WITNESS WHEREOF, the undersigned has duly executed this
Agreement as of the date written above.


                                       THE COHEN REVOCABLE TRUST

                                       By:     /s/ S. Cohen
                                            --------------------------------
                                            Name: S. Cohen
                                            Title: Trustee

                                       Shares owned:  397,100













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                     IN WITNESS WHEREOF, the undersigned has duly executed this
Agreement as of the date written above.


                                 BEAR, STEARNS & CO. INC.

                                 By:    /s/ Barry Cohen
                                      --------------------------------------
                                      Name: Barry Cohen
                                      Title: Senior Managing Director

                                 Shares owned:  No less than 300,000















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                     IN WITNESS WHEREOF, the undersigned has duly executed this
Agreement as of the date written above.


                                       /s/ Frederick R. Adler
                                      ------------------------------------
                                      Frederick R. Adler


                                      Shares owned:  714,895














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                     IN WITNESS WHEREOF, the undersigned has duly executed this
Agreement as of the date written above.



                                             /s/ A. Chang
                                          -----------------------------------
                                          A. Chang

                                          Shares owned:  135,500















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